C
ONSOLIDATED
F
INANCIAL
S
TATEMENTS
Financial Guaranty Insurance Company and Subsidiaries
December 31, 2006
with Report of Independent Auditors
Financial Guaranty Insurance Company and Subsidiaries
Consolidated Financial Statements

December 31, 2006

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial Guaranty
Insurance Company and Subsidiaries (the "Company") as of December 31, 2006 and 2005,
and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

/S/ Ernst & Young LLP

New York, New York
February 2, 2007

Financial Guaranty Insurance Company and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
December 31,
December 31,
2006
2005
(Unaudited)
Assets
Fixed maturity securities, available for sale, at fair value (amortized cost of
$3,627,344 in 2006 and $3,277,291 in 2005)
$ 3,627,007

$ 3,258,738
Variable interest entity fixed maturity securities, held to maturity at amortized cost
750,000
-
Short-term investments
211,726
159,334
Total investments
4,588,733
3,418,072
Cash and cash equivalents
29,963
45,077
Accrued investment income
49,843
42,576
Reinsurance recoverable on losses
1,485
3,271
Prepaid reinsurance premiums
156,708
110,636
Policy acquisition costs deferred, net
93,170
63,330
Receivable from related parties
2,483
9,539
Property and equipment, net of accumulated depreciation of $2,107 in 2006 and $885 in 2005
2,617
3,092
Prepaid expenses and other assets
17,589
10,354
Foreign deferred tax asset
3,491
3,500
Current income tax receivable
-
2,158
Total assets
$ 4,946,082
$ 3,711,605
Liabilities and stockholder's equity
Liabilities:
Unearned premiums
$ 1,347,592
$ 1,201,163
Losses and loss adjustment expense reserves
40,299
54,812
Ceded reinsurance balances payable
7,524
1,615
Accounts payable and accrued expenses and other liabilities
43,405
36,359
Capital lease obligations
2,941
4,262
Payable for securities purchased
10,770
-
Variable interest entity floating rate notes
750,000
-
Accrued interest expense variable interest entity
1,298
-
Current income taxes payable
17,520
-
Deferred income taxes
76,551
45,963
Dividends payable
10,000
-
Total liabilities
2,307,900
1,344,174
Stockholder's equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding
15,000
15,000
Additional paid -in capital
1,901,799
1,894,983
Accumulated other comprehensive income (loss), net of tax
6,500
(13,597)
Retained earnings
714,883
471,045
Total stockholder's equity
2,638,1 82
$2,367,431
Total liabilities and stockholder's equity
$ 4,946,082
$ 3,711,605
See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands)

Year ended
December 31,

Year ended
December 31,

Year ended
December 31,
2006
2005
2004
Revenues:
Gross direct and assumed premiums written
$ 441,231
$ 410,202 $ 323,575
Reassumed ceded premiums
-
-
4,959
Ceded premiums written
(74,417)
(29,148) (14,656)
Net premiums written
366,814
381,054 313,878
Change in net unearned premiums
(100,357)
(156,485) (138,929)
Net premiums earned
266,457
224,569 174,949
Net investment income
138,475
117,072 97,709
Interest income investments held by variable interest entity
35,893
-
-
Net realized gains
274
101 559
Net realized and unrealized gains (losses) on credit derivative contracts
507
(167)
-
Other income
1,815
762 736
Total revenues
443,421
342,337 273,953
Expenses:
Loss and loss adjustment expenses
(8,700)
18,506 5,922
Underwriting and other operating expenses
91,614
82,064 73,426
Policy acquisition costs deferred, net
(39,728)
(38,069) (32,952)
Amortization of policy acquisition costs deferred
11,486
8,302 2,038
Interest expense debt held by variable interest entity
35,893
-
-
Total expenses
90,565
70,803 48,434
Income before income tax expense
352,856
271,534 225,519
Income tax expense:
Current
67,895
32,370 42,510
Deferred
21,123
32,738 12,923
Total income tax expense
89,018
65,108 55,433
Net income
$ 263,838
$ 206,426 $ 170,086

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries
Consolidated Statements of Stockholder's Equity
(Dollars in thousands)

Common
Stock
Additional
Paid-in
Capital
Accumulated Other
Comprehensive
(Loss) Income,
Net of Tax

Retained
Earnings

Total
Balance at January 1, 2004 15,000 1,857,772 2,059 94,533 1,969,364
Net income 170,086 170,086
Other comprehensive income:
Change in fixed maturity securities available for sale, net of tax
9,340 9,340
Change in foreign currency translation adjustment, net of tax
4,086 4,086
Total comprehensive income
183,512
Capital contribution 25,000
25,000
Balance at December 31, 2004 15,000 1,882,772 15,485 264,619 2,177,876
Net income
-
-
-
206,426 206,426
Other comprehensive income:
Change in fixed maturity securities available for sale, net of tax
-
-
(23,550)
-
(23,550)
Change in foreign currency translation adjustment, net of tax
-
-
(5,532)
-
(5,532)
Total comprehensive income 177,344
Capital contribution
-
12,211
-
-
12,211
Balance at December 31, 2005 15,000 1,894,983 (13,597) 471,045 2,367,431
Net Income
-
-
-
263,838
263,838
Other comprehensive income:
Change in fixed maturity securities available for sale, net of tax
-
-
11,901
-
11,901
Change in foreign currency translation adjustment, net of tax
-
-
8,196
-
8,196
Total comprehensive income
-
-
-
-
283,935
Dividends declared to FGIC Corp.
-
-
-
(20,000)
(20,000)
Amortization of stock options and restricted stock
-
6,816
-
-
6,816
Balance at December 31, 2006 $ 15,000 $ 1,901,799 $ 6,500 $ 714,883 $ 2,638,182
See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
Year ended
December 31,
Year ended
December 31,
Year ended
December 31,
2006
2005
2004
Operating activities
Net income
$ 263,838
$ 206,426 $ 170,086
Adjustments to reconcile net income to net cash provided by
operating activities:
Amortization of policy acquisition costs deferred
11,486
8,574 2,038
Policy acquisition costs deferred
(39,728)
(38,069) (32,952)
Depreciat ion of property and equipment
1,222
721 164
Amortization of fixed maturity securities
33,774
31,504 37,013
Amortization of short -term investments
131
481 29
Net realized gains on investments
(274)
(101) (559)
Stock compensation expense
6,816
-
-
Change in accrued investment income, prepaid expenses,
foreign deferred tax asset, and other assets, net
(14,725)
(8,504)
(5,545)
Change in realized and unrealized gains on credit derivative contracts
1,336
167
-
Change in current income taxes receivable
-
-
126
Change in reinsurance recoverable on losses
1,786
(217) 5,011
Change in prepaid reinsurance premiums
(46,072)
(1,344) 14,476
Change in other reinsurance receivables
-
-
5,295
Change in receivable from related parties
7,056
(8,737) 8,957
Change in unearned premiums
147,589
157,829 124,452
Change in loss and loss adjustment expenses
(14,513)
15,631 (1,286)
Change in ceded reinsurance balances payable and accounts
payable and accrued expenses and other liabilities
10,529
8,923
7,348
Change in current income taxes payable
19,678
(6,559) 4,401
Change in accrued interest expense variable interest entity
1,298
-
-
Change in deferred federal income taxes
20,878
19,252 12,923
Net cash provided by operating activities
412,105
385,977 351,977
Investing activities
Sales and maturities of fixed maturity securities
198,186
122,638 284,227
Purchases of fixed maturity securities
(576,386)
(520,089) (546,028)
Purchases, sales and maturities of short -term investments, net
(52,126)
(19,342)
(126,125)
Receivable for securities sold
-
(20) 170
Payable for securities purchased
10,770
(5,715) 5,715
Purchase of fixed assets
(477)
(1,405) (2,572)
Purchase of investments held by variable interest entity
(750,000)
-
-
Net cash used in investing activities
(1,170,033)
(423,933) (384,613)
Financing activities
Proceeds from issuance of debt held by variable interest entity
750,000
-
-
Capital contribution
-
12,211 25,000
Dividends paid
(10,000)
-
Net cash provided by financing activities
740,000
12,211 25,000
Effect of exchange rate changes on cash
2,814
1,530 (1,717)
Net decrease in cash and cash equivalents
(15,114)
(24,215) (9,353)
Cash and cash equivalents at beginning of period
45,077
69,292 78,645
Cash and cash equivalents at end of period
$ 29,963
$ 45,077 $ 69,292
Supplemental disclosure of cash flow information
Income taxes paid
$ 47,507
$ 49,613 $ 40,890
Interest paid debt held by variable interest entity
$ 34,595
-
-

See accompanying notes to consolidated financial statements.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

1. Business and Organization

Financial Guaranty Insurance Company (the "Company" or "FGIC") is a wholly owned subsidiary of FGIC
Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company's financial strength is rated
"Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services, a division of The
McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to write financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the
U.S. Virgin Islands, and, through a branch, the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries.

On December 18, 2003, an investor group consisting primarily of The PMI Group, Inc. ("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") (collectively, the "Investor Group") completed the acquisition of FGIC
Corp. from a subsidiary of General Electric Capital Corporation ("GE Capital") in a transaction valued at approximately $2,200,000 (the "Transaction"). An affiliate of GE Capital owns 2,346 shares, or 100%, of
FGIC Corp.'s Senior Participating Mandatorily Convertible Modified Preferred Stock ("Senior Preferred
Shares"), with an aggregate liquidation preference of $287,255 as of December 31, 2006, and approximately
5% of FGIC Corp.'s outstanding common stock.

PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December
31, 2006 and 2005. Blackstone, Cypress and CIVC owned approximately 23%, 23% and 7% of FGIC
Corp.'s common stock, respectively, at December 31, 2006 and 2005.

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and all other entities in which the
Company has a controlling financial interest. All significant intercompany balances have been eliminated.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department
(see Note 4). Certain 2005 and 2004 amounts have been reclassified to conform to the 2006 presentation.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies

The Company's significant accounting policies are as follows:

a. Investments

All the Company's fixed maturity securities are classified as available for sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss) income, net of applicable income taxes, in the consolidated statements of stockholders'
equity. Short-term investments are carried at fair value, which approximates cost.

Bond discounts and premiums are amortized over the remaining terms of the respective securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

b. Cash and Cash Equivalents

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

c. Premium Revenue Recognition

Direct and assumed premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding.
Installment premiums are collected periodically and are reflected in income pro rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note 6).

Gross direct and assumed premiums written for the years ended December 31, 2006, 2005, and 2004 include
$15,989, $965, and $0, respectively, of assumed premiums written.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded by the issuer prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on refundings were $41,836, $54,795, and $42,695 for the years ended December 31, 2006, 2005, and 2004, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

d. Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, premium taxes, ceding commissions paid on assumed policies and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.

e. Loss and Loss Adjustment Expense Reserves

Provision for loss and loss adjustment expenses falls into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on specific insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1)
payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the duration of the anticipated shortfall.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specific impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserves are adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits.

The reserves for loss and loss adjustment expenses are reviewed regularly and updated based on claim payments and the results of surveillance. The Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of potential losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates. Adjustments of estimates made in prior years may result in additional loss and loss adjustment expenses or a reduction of loss and loss adjustment expenses in the period an adjustment is made.

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation of loss and loss adjustment expenses.

f. Income Taxes

Deferred tax assets and liabilities are recognized to reflect the tax impact attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period in which a change occurs.

g. Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated on a straight-line basis over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

h. Foreign Currency Translation

The Company has an established foreign branch and three subsidiaries in the United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2006 and 2005, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain (loss) at
December 31, 2006 and 2005 was $6,750 and $(1,446), respectively, net of tax (expense) benefit of ($3,580)
and $723, respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholders' equity.

i. Stock Compensation Plan

FGIC Corp. has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the estimated fair value of the common stock at the date of the grant. Restricted stock awards and units are valued at the estimated fair value of the common stock on the grant date. Prior to January 1, 2006, the Company accounted for grants under this plan under the recognition and measurement provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock
Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting
Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R),
Share-Based Payment ("SFAS No. 123 (R)), using the modified-prospective-transition method. Under that method, compensation cost includes all share-based payments granted prior to, but not yet vested as of,
January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R). The
Company has estimated the fair value of all stock options at the date of grant using the Black-Scholes-
Merton option pricing model. Results for prior periods have not been restated.

j. Variable Interest Entities

Financial Interpretation No.46-R, Consolidation of Variable Interest Entities ("FIN 46-R"), provides accounting and disclosure rules for determining whether certain entities should be consolidated in the
Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable
Interest Entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or (ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

Under FIN 46-R, a VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all
Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the relevant transactions and does not believe any such transactions require consolidation or disclosure under FIN 46-R other than as disclosed in Note 10.
k. Derivative Instruments
Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS
No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.

The Company provides credit default swaps ("CDSs") to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)
l. New Accounting Pronouncements
In June 2006, the Financial Accounting Standards Board (the "FASB") issued FASB Interpretation No. 48,
Accounting for Uncertainty in Income Taxes ("FIN 48"), an interpretation of SFAS No. 109, Accounting for
Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with SFAS No. 109 and prescribes metrics for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on other matters related to accounting for income taxes. FIN 48 is applicable for fiscal years beginning after December 15, 2006, with earlier application encouraged if financial statements, including interim financial statements, have not been issued for the period of adoption. The Company has not elected early application, and the interpretation is not expected to have a material impact on the Company's operating results or financial condition.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments.
SFAS No. 155 amends SFAS No. 133, and SFAS No. 140, Accounting for Transfers and Servicing of
Financial Assets and Extinguishment of Liabilities, and addresses issues raised in SFAS No. 133
Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial
Assets. The primary objectives of SFAS No. 155 are: (i) with respect to SFAS No. 133, to address the accounting for beneficial interests in securitized financial assets and (ii) with respect to SFAS No. 140, eliminate a restriction on the passive derivative instruments that a qualifying special purpose entity may hold.
SFAS No. 155 is effective for those financial instruments acquired or issued after January 1, 2007. The
Company will adopt SFAS No. 155 on January 1, 2007 and is currently evaluating the implications of SFAS
No. 155 on its financial statements. The adoption of SFAS No. 155 is not expected to have a material impact on the Company's operating results or financial condition.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair
value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires additional disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but its application could change current practices in determining fair value.
SFAS No.
157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The
Company is currently evaluating the implications of SFAS No. 157 and its potential impact on the
Company's financial statements.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

m. Review of Financial Guaranty Industry Accounting Practices

The FASB is drafting a pronouncement to address loss reserving, premium recognition and deferred acquisition costs in the financial guaranty industry. Currently, the financial guaranty industry accounts for financial guaranty insurance contracts under SFAS No. 60, Accounting and Reporting by Insurance
Enterprises, which was developed prior to the emergence of the financial guaranty industry. As SFAS No.
60 does not specifically address financial guaranty contracts, there has been diversity in the manner in which different financial guarantors account for these contracts. The purpose of the pronouncement would be to provide authoritative guidance on accounting for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS No. 133. When the FASB issues a final pronouncement, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB's pronouncement may have on the Company's accounting practices.

4. Statutory Accounting Practices

Statutory-basis surplus of the Company at December 31, 2006 and 2005 was $1,130,779 and $1,162,904,
respectively. Statutory-basis net income for the years ended December 31, 2006, 2005 and 2004 was
$220,519, $192,009 and $144,100, respectively. The Company's statutory contingency reserves were
$1,274,274 and $1,035,397 as of December 31, 2006 and 2005.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
15
5. Investments

The amortized cost and fair values of investments classified as fixed maturity securities are as follows:
Gross
Gross
Amortized
Unrealized
Unrealized
Cost
Gains
Losses
Fair Value
At December 31, 2006
Available for sale:
Obligations of states and political
subdivisions
$ 3,117,989 $ 27,105
$ 20,879
$ 3,124,215
Asset- and mortgage-backed securities
275,647
814
3,574
272,887
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies
90,978
528
1,655
89,851
Corporate bonds
87,805
85
1,776
86,114
Debt securities issued by foreign
governments
41,426

245
41,196
Preferred stock
13,499
-
755
12,744
Total fixed maturity securities
3,627,344 28,547
28,884
3,627,007
Short-term investments
211,749
-
23
211,726
Held to maturity:
Variable interest entity fixed maturity
securities
750,000
-
-
750,000
Total investments
$ 4,589,093 $ 28,547
$ 28,907
$ 4,588,733

Gross
Gross
Amortized
Unrealized
Unrealized
Cost
Gains
Losses
Fair Value
At December 31, 2005
Obligations of states and political
subdivisions $ 2,777,807 $ 12,718 $ 26,410 $ 2,764,115
Asset- and mortgage-backed securities 209,148 135 3,490 205,793
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies
148,785 1,387 2,036 148,136
Corporate bonds 91,422 501 1,486 90,437
Debt securities issued by foreign
governments 30,930 345 5 31,270
Preferred stock 19,199 427 639 18,987
Total fixed maturity securities 3,277,291 15,513 34,066 3,258,738
Short-term investments 159,334
-
-
159,334
Total investments $ 3,436,625 $ 15,513 $ 34,066 $ 3,418,072
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

5. Investments (continued)

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2006:
Less Than 12 Months
12 Months or More
Total
Fair
Value
Unrealized
Losses
No. of
Securities
Fair
Value
Unrealized
Losses
No. of
Securities
Fair
Value
Unrealized
Losses
No. of
Securities
Obligations of states and political
subdivisions
$ 582,407 $ 1,971 173 $ 1,173,894 $ 18,908 263 $ 1,756,301 $ 20,879 436
Asset- and mortgage-backed securities 54,862 365 13 149,103 3,209 40 203,965 3,574 53
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies
11,988 78 5 53,238 1,578 10 65,226 1,656 15
Other 54,123 542 73 62,892 1,478 50 117,015 2,020 123
Preferred stock
-
-
-
12,742 756 1 12,742 756 1
Total temporarily impaired securities $ 703,380 $ 2,956 264 $ 1,451,869 $ 25,929 364 $ 2,155,249 $ 28,885 628

The unrealized losses in the Company's investments were caused by interest rate increases. The Company has evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold these investments until a recovery of fair value above amortized cost, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at
December 31, 2006.

Investments in fixed maturity securities carried at fair value of $4,456 and $4,625 as of December 31, 2006 and 2005, respectively, were on deposit with various regulatory authorities, as required by law.

The amortized cost and fair values of investments in fixed maturity securities available for sale at December
31, 2006 are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.
Amortized
Cost
Fair
Value
Due within one year $ 72,446 $ 72,036
Due after one year through five years 746,986 734,423
Due after five years through ten years 1,496,067 1,490,829
Due after ten years 1,311,845 1,329,719
Total $ 3,627,344 $ 3,627,007
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

5. Investments (continued)

For the years ended December 31, 2006, 2005 and 2004, proceeds from sales of fixed maturity securities, available for sale, were $20,781, $31,380 and $178,030, respectively. For the years ended December 31,
2006, 2005 and 2004, gross gains of $382, $185 and $1,859 respectively, and gross losses of $108, $84 and
$1,300, respectively, were realized on such sales.

Net investment income of the Company was derived from the following sources:
Year ended December 31,
2006
2005
2004
Income from fixed maturity securities
$ 130,498
$ 112,616 $ 97,720
Income from short-term investments
10,556
6,801 1,450
Total investment income
141,054
119,417 99,170
Investment expenses
(2,579)
(2,345) (1,461)
Net investment income
138,475
117,072 97,709
Interest income investments held by variable interest entity
35,893
-
-
$ 174,368
117,072 97,709

As of December 31, 2006, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:
Fair Value
New York $ 325,042
Texas 281,781
Florida 223,742
New Jersey 191,543
Illinois 186,600
California 180,295
Massachusetts 155,202
Michigan 128,268
1,672,473
All other states 1,389,883
All other investments 776,377
Total investments $ 3,838,733
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

6. Derivative Instruments

The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in
CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect revenues as a component of premiums, and to record claims payments, expected claims as loss and loss adjustment expenses, and changes in fair value as "Net realized and unrealized gains (losses) on credit derivative contracts" on the Consolidated Statements of
Income. The Company recorded revenue under CDS agreements of $17,095, $3,036 and $0 for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006, the Company has recorded no losses and loss adjustments expenses related to CDS agreements.

The gains and losses recognized by recording CDS agreements at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on an internally developed model. As of December 31, 2006 and 2005, all fair value prices were determined using an internally developed model. The following table summarizes the realized and unrealized gains (losses) on credit derivative agreements.
Year ended December 31,
2006
2005
Change in unrealized gains
$ 2,887
$ 545
Change in unrealized losses
(4,223)
(712)
Realized gains
1,843
-
Realized losses
-
-
Net realized and unrealized gains (losses) on credit derivative contracts
$
507
$ (167)

The mark-to-market gain and (loss) on the CDS portfolio were $314 and ($1,817) at December 31, 2006, and
$545 and ($712) at December 31, 2005, and were recorded in "Other assets" and in "Other liabilities,"
respectively.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

7. Income Taxes

The Company files a consolidated federal income tax return with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by the
Company's Board of Directors and the New York State Insurance Department, and is based upon separate return calculations.

The Company is permitted a tax deduction, subject to certain limitations, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the
Company purchases U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. The Company did not purchase any tax and loss bonds in the year ended December 31, 2006.
For the years ended December 31, 2005 and 2004, the Company purchased $13,565 and $10,810, respectively, of tax and loss bonds.

The following is a reconciliation of foreign and domestic income taxes computed at the statutory income tax rate and the provision for foreign and domestic income taxes:
Year ended December 31,
2006
2005
2004
Income taxes computed on income
before provision for federal income
taxes, at the statutory income tax rate $ 123,500
$ 95,037 $ 78,932
State and local income taxes, net of
Federal income taxes
756
453 479
Tax effect of:
Tax-exempt interest
(35,646)
(31,072) (28,015)
Other, net
408
690 4,037
Provision for income taxes
$ 89,018
$ 65,108 $ 55,433

Following are the foreign and domestic components of provision of income taxes:
Year ended December 31,
2006
2005
2004
Foreign
Current
$
(383) $
2,409 $ (983)
Deferred
(752)
(3,038)
-
Domestic
Current
68,278
29,961 43,492
Deferred
21,875
35,776 12,924
Total
$ 89,018
$ 65,108 $ 55,433
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

7. Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at
December 31, 2006 and 2005 are presented below:
2006
2005
Deferred tax assets:
Tax and loss bonds
$
24,375
$ 24,375
Loss and loss adjustment expense reserves
3,717
6,180
AMT credit carryforward
-
7,140
Property and equipment
125
83
Deferred compensation
5,222
1,483
Capital lease
2,591
2,483
Net operating loss on foreign subsidiaries
4,228
2,948
Other
586
266
Total gross deferred tax assets
40,844
44,958
Deferred tax liabilities:
Contingency reserves
42,656
42,656
Unrealized gains on fixed maturity securities
available for sale
15,734
12,883
Deferred acquisition costs
26,558
19,639
Premium revenue recognition
22,915
10,359
Profit commission
1,444
1,435
Unrealized gains on foreign currency
3,581
194
Other
1,016
255
Total gross deferred tax liabilities
113,904
87,421
Net deferred tax liability
$
73,060
$ 42,463

As of December 31, 2006 and 2005, there were gross foreign deferred tax assets of $4,359 and $3,677, respectively, and gross foreign deferred tax liabilities of $868 and $177, respectively. The net operating losses on foreign subsidiaries of $14,094 as of December 31, 2006 were generated by FGIC's United
Kingdom subsidiaries. The United Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and, therefore, has not established a valuation allowance at December 31, 2006 and 2005.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

7. Income Taxes (continued)

The Company's consolidated income tax return for the year ended December 31, 2004 is currently under examination by tax authorities. In the opinion of management, adequate provision has been made for any additional taxes that may become due as a result of current or future examinations by tax authorities.

8. Reinsurance

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers; to meet internal, rating agency or regulatory single risk limits; to diversify risk; and to manage rating agency and regulatory capital requirements. In 2005 and 2006, the Company arranged reinsurance primarily on a facultative (transaction-by-transaction) basis. During 2006, the Company began arranging reinsurance on a proportional share basis, as well.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In 2004, some of the Company's reinsurers were downgraded by the rating agencies, reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. In connection with such a downgrade, the
Company reassumed $4,959 of ceded premiums for the year ended December 31, 2004.

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $102,370 at December 31, 2006, and can be drawn on in the event of default by the reinsurer.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

8. Reinsurance (continued)

Reinsurance decreased the following balances recorded in the consolidated statements of income as follows:
Year ended December 31,
2006
2005
2004
Net premiums earned
$ 28,324
$ 25,921 $ 24,173
Loss and loss adjustment expenses
1,722
217 4,759

9. Loss and Loss Adjustment Expenses

Activity in the reserves for loss and loss adjustment expenses is summarized as follows:
Year ended December 31,
2006
2005
2004
Case reserves
$ 33,328 $ 15,700
$ 18,900
Watchlist reserves
21,484 23,481
21,567
Balance at beginning of period
54,812
39,181 40,467
Less reinsurance recoverable
(3,271)
(3,054) (8,065)
Net balance
51,541
36,127 32,402
Incurred related to:
Current period
-
23,985 11,756
Prior periods
(8,700)
(5,479) (5,834)
Total incurred
(8,700)
18,506 5,922
Paid related to:
Current period
-
(1,993)
-
Prior periods
(4,027)
(1,099) (2,197)
Total paid
(4,027)
(3,092) (2,197)
Net balance
38,814
51,541 36,127
Plus reinsurance recoverable
1,485
3,271 3,054
Case reserves
28,558 33,328
15,700
Watchlist reserves
11,741 21,484
23,481
Balance at end of period
$ 40,299
$ 54,812 $ 39,181

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

9. Loss and Loss Adjustment Expenses (continued)

Case reserves were discounted at interest rates of approximately 4.6% and 4.5% in 2006 and 2005, respectively. The amount of the discount at December 31, 2006 and 2005 was $6,369 and $15,015,
respectively.

At December 31, 2005, the Company had insured public finance obligations located in the City of New
Orleans and the immediately surrounding areas and an investor-owned utility in New Orleans that were impacted by Hurricane Katrina. During the year ended December 31, 2006, incurred loss expense consisted primarily of the release of reserves on certain obligations impacted by Hurricane Katrina due to the improved financial condition of these credits and activity related to several structured finance transactions. During the year ended December 31, 2005, incurred loss expense consisted primarily of the establishment of reserves on obligations impacted by Hurricane Katrina and incurred expense related to several structured finance transactions. Loss and loss adjustment expense included (benefit) expense of $(7,919) and $20,093 related to obligations impacted by Hurricane Katrina for the years ended December 31, 2006 and 2005, respectively.

At December 31, 2006 and 2005 loss reserves and reinsurance recoverables included $8,967 and $255 and
$21,833 and $1,740, respectively, related to obligations impacted by Hurricane Katrina. Loss reserves at
December 31, 2006 and 2005 were based on management's assessment that the associated insured obligations have experienced impairment due to diminished revenue sources. Given the unprecedented nature of the events and the magnitude of damage in the affected areas related to Hurricane Katrina, the loss reserves were necessarily based upon estimates and subjective judgments about the outcomes of future events. The loss reserves were adjusted as additional information was available.

The Company paid no claims related to insured public finance obligations impacted by Hurricane Katrina during the year ended December 31, 2006. During the year ended December 31, 2005, the Company paid claims totaling $4,855 related to the insured public finance obligations and was fully reimbursed for these claims payments in 2005.

During the years ended December 31, 2006 and 2005, the Company paid claims totaling $4,216 and $1,055, respectively, related to the investor-owned utility impacted by Hurricane Katrina and received reimbursements of $796 in 2006, for these claims payments. For the years ended December 31, 2006 and
2005, the Company paid loss adjustment expenses for professional fees totaling $1,835 and $748, respectively, related to the investor-owned utility and received reimbursements of $1,792 for these expenses in 2006. The Company has not recorded a potential recovery for paid claims and loss adjustment expenses that have not been reimbursed as of December 31, 2006.

During the year ended December 31, 2004, the increase in incurred loss and loss adjustment expense related to several structured finance transactions of one particular issuer.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

10. Variable Interest Entities
FIN 46-R provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a variable interest entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or (ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of its expected losses or receive the majority of its expected residual returns. A VIE must be consolidated by its primary beneficiary, which is the party that has a majority of the VIE's expected losses or a majority of its expected residual returns, or both.

Additionally, FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94,
Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. During the first quarter of 2006, the Company consolidated a VIE as a result of financial guarantees provided by the Company on one transaction related to the securitization of life insurance reserves. This third-party VIE had assets of $750,000 and an equal amount of liabilities at
December 31, 2006, which are shown under "Assets Variable interest entity fixed maturity securities, held to maturity at amortized cost" and "Liabilities Variable interest entity floating rate notes," respectively, on the Company's consolidated balance sheet at December 31, 2006. In addition, accrued investment income includes $1,298 related to the VIE's fixed income maturity securities, and the corresponding liability is shown under "Accrued investment expense-variable interest entity" on the Company's consolidated balance sheet at December 31, 2006. Although the third-party VIE is included in the consolidated financial statements, its creditors do not have recourse to the general assets of the Company outside of the financial guaranty policy provided to the VIE. The Company has evaluated its other structured finance transactions and does not believe any of the third-party entities involved in these transactions requires consolidation or disclosure under FIN 46-R. Interest income and expense of $35,893 and $35,893, respectively, were recognized in the year ended December 31, 2006 on the assets and liabilities of the VIE and are included on the Consolidated Statements of Income in "Interest income investments held by variable interest entity"
and "Interest expense debt held by variable interest entity," respectively.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

10. Variable Interest Entities (continued)

The Company has entered into agreements providing for the issuance of contingent preferred trust securities by a group of special purpose trusts. Each trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company that obligates the trusts, at the
Company's discretion, to purchase Perpetual Preferred Stock of the Company. The purpose of this arrangement is to provide capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. These trusts are considered
VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts.

11. Related Party Transactions

The Company had various service agreements with subsidiaries of General Electric Company and GE
Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company's investment portfolio, and telecommunication service charges. Approximately $179 in expenses were incurred during the year ended
December 31, 2004 related to such agreements and are reflected in the accompanying consolidated financial statements. No expenses were incurred during the years 2006 and 2005.

The Company is party to a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures and computer hardware and software used by the Company (see Note 19).

In 2004, the Company entered into a $300,000 soft capital facility, with GE Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that the Company previously had with GE Capital, had an initial term of eight years. The Company paid GE Capital $1,132 under this agreement for the year ended December 31, 2004. This agreement was terminated by the
Company in July 2004 and was replaced by a new soft capital facility (see Note 16).
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

11. Related Party Transactions (continued)

FGIC Corp. is party to transaction fee and monitoring fee agreements with the members of the Investor
Group. Pursuant to these agreements, an affiliate of each member of the Investor Group received its pro rata portion of an aggregate transaction fee equal to $25,000. In addition, each of the members of the Investor
Group will receive, in exchange for providing certain financial advisory services on behalf of FGIC Corp., its pro rata share of an aggregate $5,000 annual monitoring fee. FGIC Corp. may defer paying the monitoring fee in certain circumstances and did elect to defer in the period between December 18, 2003 and September
30, 2005. During 2005, FGIC Corp. paid the members of the Investor Group an aggregate of $10,192 in payment of the monitoring fee covering the period from December 18, 2003 through December 31, 2005.
During 2006, FGIC Corp. paid the members of the Investor Group an aggregate of $3,789 for the monitoring fee covering the year ended December 31, 2006. As of December 31, 2006, FGIC Corp. had $1,211 payable to the Investor Group for the monitoring fee covering the year ended December 31, 2006. Pursuant to the transaction fee and monitoring fee agreements, FGIC Corp. has agreed to indemnify the members of the
Investor Group and their respective affiliates and other related parties for losses relating to the transaction fee and monitoring fee agreements.

The Company insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $2, $3 and
$6 for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006 and
2005, principal outstanding on these deals before reinsurance was $5,667 and $6,142, respectively.

During 2006, the Company, in the normal course of operations, has entered into reinsurance transactions with PMI Guaranty Co. and PMI Mortgage Insurance Co., which are both who lly-owned subsidiaries of
PMI. For the years ended December 31, 2006 and 2005, ceded premiums written were $4,041 and $582, respectively, and ceding commission income was $578 and $114, respectively. Accounts payable due to these subsidiaries were $1,283 and $102 at December 31, 2006 and 2005, respectively.

The Company, in the normal course of operations, has entered into reinsurance transactions with RAM
Reinsurance Company Ltd ("RAM Re"), which is 24% owned by PMI. For the years ended December
31, 2006 and 2005, ceded premiums written for these transactions were $9,824 and $4,582, respectively, and ceding commission income was $2,929 and $1,369, respectively. Accounts payable due to RAM Re were $91 and $3 at December 31, 2006 and 2005, respectively.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

11. Related Party Transactions (continued)

Cypress, a member of the Investor Group, is reported to own approximately 15% of Scottish Re Group
Limited ("Scottish Re"). During 2006, the Company entered into a structured finance transaction and assumed a structured finance transaction in which subsidiaries of Scottish Re were involved. Neither transaction involves (a) a guaranty by the Company of any obligation of Scottish Re, or (b) the payment of any fees or other amounts between the Company and Scottish Re. As of December 31, 2006, there were no amounts due to or from Scottish Re. Gross premiums written and premiums earned of $699 and $637, respectively, are reflected in the Consolidated Statements of Income for the year ended December 31, 2006.

The Company believes that the terms of the transactions involving GE Capital, PMI subsidiaries, RAM Re and Scottish Re described above were substantially identical to comparable transactions between unaffiliated parties.

12. Compensation Plans

Since January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for
2006, up to $15 for employees under age 50, plus an additional "catch up" contribution of up to $5 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $4,255, $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2006, 2005 and 2004, respectively.

The Company also offers a non-qualified deferred compensation plan for certain employees whose cash compensation equals or exceeds the cap under the 401(k) Plan. These employees may defer up to 100% of their pre-tax incentive compensation to a future date and accumulate tax-deferred earnings on this compensation. The Company may also make discretionary contributions to the plan on behalf of employees.
The Company contributed $827, $583 and $470 to the plan on behalf of employees for the years ended
December 31, 2006, 2005 and 2004, respectively.

13. Stock Compensation Plan

Employees of the Company may receive stock-based compensation under a FGIC Corp. incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. Prior to January 1, 2006, the Company accounted for those plans under the recognition and measurement provisions of APB Opinion
No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by SFAS No.
123, Accounting for Stock-Based Compensation.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

13. Stock Compensation Plan (continued)

No stock-based employee compensation cost related to stock options was recognized in the Consolidated
Statements of Income for the years ended December 31, 2005 and 2004, as all options granted through that date had an exercise price equal to the fair value of the underlying common stock on the date of grant. For grants of restricted stock units, unearned compensation, equivalent to the estimated fair value of the common stock at the date of grant, was recorded as a separate component of stockholders' equity and subsequently amortized to compensation expense over the vesting period.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R),
Share-Based Payment, using the modified-prospective-transition method. Under that method, compensation cost includes all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R). The Company estimated the fair value of all stock options at the date of grant using the Black-Scholes-Merton option pricing model. Results for prior periods have not been restated.

As a result of adopting SFAS No. 123(R) effective January 1, 2006, the Company's income before income taxes and net income for the year ended December 31, 2006 were impacted as follows:
Year ended
December 31, 2006
Income before income taxes
$
(6,816)
Income tax benefit
2,386
Net income
$
(4,430)

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123(R) to stock options granted during the years ended December 31, 2005 and
2004. For purposes of this pro forma disclosure, the value of the stock options is amortized to expense over the stock options' vesting periods.
Year ended
December 31,
2005
2004
Net income, as reported $ 190,466 $ 156,880
Stock option compensation expense determined under fair
value-based method, net of tax
(2,109) (1,200)
Pro forma net income $ 188,357 $ 155,680
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

13. Stock Compensation Plan (continued)

A summary of option activity for the years ended December 31, 2006, 2005 and 2004 is as follows:
Number of
Shares Subject
to Options
Weighted
Average Exercise
Price per Share
Balance at December 31, 2003: 93,373 $ 840
Granted 22,017 752
Exercised
-
-
Forfeited (1,237) 746
Expired
-
-
Balance at December 31, 2004: 114,153 824
Granted 27,145 711
Exercised
-
-
Forfeited (1,876) 685
Expired
-
-
Balance at December 31, 2005: 139,422 804
Granted 38,113 850
Exercised
-
-
Forfeited (6,504) 776
Expired
-
-
Balance at December 31, 2006: 171,031 $ 815
Shares subject to options exercisable at:
December 31, 2006
December 31, 2005
December 31, 2004

72,585
42,630
22,831
$ 818
$ 840
$ 824

Exercise prices for the stock options outstanding at December 31, 2006 range from $600 to $1,080 per share.
At December 31, 2006, the weighted average remaining contractual life of the outstanding options was approximately seven years. Stock options granted in 2006 vest ratably over four years and expire seven years from the date of grant. All stock options granted prior to December 31, 2005 vest ratably over five years and expire ten years from the date of grant.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

13. Stock Compensation Plan (continued)

The weighted average per share fair value of the stock options granted during the years ended December 31,
2006, 2005 and 2004 was $238.00, $211.94, and $48.21, respectively, estimated at the date of grant, using the Black-Scholes-Merton option valuation model based on the following assumptions:
Year ended December 31,
2006
2005
2004
Expected life
4 Years
5 Years 5 Years
Risk-free interest rate
4.46%
3.691% 4.021%
Volatility factor
25.0%
25.0% 25.0%
Dividend yield
-
-
-

The total fair value of stock options granted during the years ended December 31, 2006, 2005 and 2004 was approximately $9,071, $5,753 and $1,100, respectively.

As of December 31, 2006, there was $5,584 of total unrecognized compensation cost related to unvested stock options granted. These costs are expected to be recognized through April 30, 2010.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

13. Stock Compensation Plan (continued)
Restricted Stock Units
The Company recorded $880 and $45 in compensation expense related to the grant of restricted stock units for the years ended December 31, 2006 and 2005, respectively.
A summary of restricted stock units is as follows:
Shares
Weighted
Average Grant
Date Fair
Value
Balance at December 31, 2003:
-
-
Granted 200
600
Delivered
-
-
Forfeited
-
-
Balance at December 31, 2004: 200 $ 600
Granted 37
710
Delivered
-
-
Forfeited
-
-
Balance at December 31, 2005: 237 617
Granted 3,275 850
Delivered (237) 617
Forfeited (213) 850
Balance at December 31, 2006: 3,062 850
As of December 31, 2006 there was $1,451 of total unrecognized compensation cost related to unvested restricted stock units granted. These costs are expected to be recognized through January 31, 2009.
14. Dividends
Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) the Company's statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2006, 2005, and 2004 and (b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by
New York insurance law, for the preceding twelve-month period, without the prior approval of the New
York State Superintendent of Insurance.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

14. Dividends (continued)

During the year ended December 31, 2006, the Company declared dividends to FGIC Corp. totaling $20,000 on its common stock and paid dividends of $10,000 to FGIC Corp., which owns all of the Company's common stock. During the years ended December 31, 2005 and 2004, the Company did not declare nor pay dividends to FGIC Corp.

15. Revolving Credit Facility

During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions. In connection with the facility, $150 in syndication costs were prepaid and will be amortized into expense over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.
16. Preferred Trust Securities

On July 19, 2004, the Company entered into a $300,000 facility, consisting of Money Market Committed
Preferred Custodial Trust Securities ("CPS Securities"). This facility replaced a $300,000 "soft capital"
facility previously provided by GE Capital. Under the 2004 facility, each of six separate Delaware trusts (the
"Trusts"), issues $50,000 in perpetual CPS Securities on a rolling 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each
Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the Trusts, at the Company's discretion, to purchase perpetual
Preferred Stock of the Company.

In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses, which is included in "Other operating expenses" for the year ended December 31, 2004. The Company recorded expenses for the right to put its shares to the Trusts of $1,432, $1,806, and $905 for the years ended December 31, 2006, 2005, and 2004, respectively.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

17. Financial Instruments
(a) Fair Value of Financial Instruments
The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:
Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

Short-Term Investments: Short-term investments are carried at fair value, which approximates cost.
Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and Other Assets,
Receivable from Related Parties, Ceded Reinsurance Balances Payable, Accounts Payable and
Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.
The estimated fair values of the Company's financial instruments at December 31, 2006 and 2005 were as follows:

2006
2005
Carrying
Amount
Fair
Value
Carrying
Amount
Fair
Value
Financial assets:
Cash on hand and in-demand accounts $ 29,963 $ 29,963 $ 45,077 $ 45,077
Short-term investments
211,726
211,726
159,334 159,334
Fixed maturity securities , available for
sale
3,627,007
3,627,007
3,258,738 3,258,738
Variable interest entity fixed maturity
securities, held to maturity
750,000
750,000
- -
Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,176,823 compared to a carrying value of $1,243,530 as of December 31, 2006, and $1,098,165 compared to a carrying value of
$1,099,045 as of December 31, 2005.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

17. Financial Instruments (continued)
As of December 31, 2006 and 2005, the net present value of future installment premiums was approximately $630,831 and $393,000, respectively, both discounted at 5%.
Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The
Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.
(b) Concentrations of Credit Risk
The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance.
Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection, such as insurance or over-collateralization.
In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for the term of the issue by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate and/or government debt and consumer receivables.

As of December 31, 2006, the Company's total outstanding principal insured was $299,889,266, net of reinsurance of $29,888,237. The Company's insured portfolio as of December 31, 2006 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the Company's principal insured outstanding, net of reinsurance. The insured portfolio includes exposure executed in the form of a credit derivative. The principal written in the form of credit derivatives was $25,888,996 at December 31, 2006.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

17. Financial Instruments (continued)
As of December 31, 2006, the composition of principal insured by type of issue, net of reinsurance, was as follows:
Net Principal
Outstanding
Municipal:
Tax-supported $ 134,917,574
Utility revenue 35,337,159
Transportation 24,501,099
Education 10,259,116
Health Care 6,495,630
Investor-owned utilities 4,825,029
Housing 1,582,963
Other 1,417,555
Non-municipal and international 80,553,141
Total $ 299,889,266

As of December 31, 2006, the composition of principal insured ceded to reinsurers was as follows:
Ceded Principal
Outstanding
Reinsurer:
Radian Asset Assurance Inc. $ 9,104,883
Assured Guaranty Corp 5,634,737
BluePoint RE 3,933,256
Assured Guaranty Re Ltd. 3,167,811
RAM Reinsurance Company Ltd. 2,637,039
Other 5,410,511
Total $ 29,888,237

The Company did not have recoverables in excess of 3% of stockholders' equity from any single reinsurer.

The Company's insured gross and net principal and interest outstanding was $519,514,036 and
$468,625,903, respectively, as of December 31, 2006.
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

17. Financial Instruments (continued)

FGIC is authorized to do business in all 50 states, the District of Columbia, the Commonwealth of
Puerto Rico, the U.S. Virgin Islands and in the United Kingdom. Principal insured outstanding at
December 31, 2006 by state, net of reinsurance, was as follows:
Net Principal
Outstanding
California $ 35,178,629
New York 22,327,210
Florida 15,617,186
Pennsylvania 14,525,136
Texas 12,799,320
Illinois 11,957,490
New Jersey 10,150,268
Michigan 8,685,038
Ohio 7,056,980
Arizona 6,556,683
All other states 74,482,184
Mortgage and asset-backed 67,980,672
International 12,572,470
Total $ 299,889,266
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

18. Commitments and Contingencies

Lease Obligations

The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2006, 2005 and
2004 was $4,319, $3,631, and $3,070 respectively. Future payments associated with these leases are as follows as of December 31, 2006:
Operating Lease
Commitment
Amount
Year:
2007 $ 3,740
2008 4,841
2009 5,980
2010 6,013
2011 6,109
2012 and thereafter 52,170
Total minimum future rental payments $ 78,853

In connection with the Transaction, the Company entered into a capital lease with an affiliate of GE Capital, covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows as of December 31, 2006:
Capital Lease
Commitment
Amount
Year ending December 31:
2007 1,545
2008 1,391
2009 265
Total 3,201
Less interest 258
Present value of minimum lease payments $ 2,943
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

18. Commitments and Contingencies (continued)

Justice Department Subpoena

On November 15, 2006, FGIC received a grand jury subpoena from the Antitrust Division of the U.S.
Department of Justice. Based upon press reports, FGIC believes that the subpoena relates to an ongoing criminal investigation of alleged bid rigging of awards of municipal guaranteed investment contracts
("Municipal GICs") and that several other companies (including other financial guarantors) received similar subpoenas.

Until December 18, 2003, FGIC was affiliated with certain companies (the "Former Affiliates") that provided Municipal GICs; however, at no time did FGIC provide program insurance for Municipal GICs.
The Former Affiliates remained a part of GE Capital after the Transaction, and all obligations under the outstanding Municipal GICs remained with the Former Affiliates.

The subpoena contains no allegations or statements concerning FGIC's activities or business practices, and
FGIC is not aware of any such allegations. FGIC has complied with all requests of the Justice Department and intends to continue to cooperate fully with the investigation.

19. Comprehensive Income

Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains and losses on investment securities and foreign currency translation adjustments. The components of other comprehensive income for the years ended December 31, 2006, 2005 and 2004 are as follows:
Year ended December 31, 2006
Before
Tax
Amount
Tax
Net of
Tax
Amount
Unrealized holding gains arising during the year
$ 18,583 $ (6,504) $ 12,079
Less reclassification adjustment for gains realized
in net income
(274)
96
(178)
Unrealized gains on investments
18,309 (6,408) 11,901
Foreign currency translation adjustment
11,583 (3,387)
8,196
Total other comprehensive income
$ 29,892 $ (9,795) $ 20,097
Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

19. Comprehensive Income (continued)
Year ended December 31, 2005
Before
Tax
Amount
Tax
Net of
Tax
Amount
Unrealized holding losses arising during the year $ (36,050) $ 12,566 $ (23,484)
Less reclassification adjustment for gains realized
in net income (101) 35 (66)
Unrealized losses on investments (36,151) 12,601 (23,550)
Foreign currency translation adjustment (8,454) 2,922 (5,532)
Total other comprehensive loss $ (44,605) $ 15,523 $ (29,082)

Year ended December 31, 2004
Before
Tax
Amount
Tax
Net of
Tax
Amount
Unrealized holding gains arising during the year $ 14,928 $ (5,225) $ 9,703
Less reclassification adjustment for gains realized
in net income
(559) 196 (363)
Unrealized gains on investments 14,369 (5,029) 9,340
Foreign currency translation adjustment 6,286 (2,200) 4,086
Total other comprehensive income $ 20,655 $ (7,229) $ 13,426

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)

20. Quarterly Financial Information (Unaudited)
Three months ended
Year ended
March 31,
2006
June 30,
2006
September
30, 2006
December
31, 2006
December
31, 2006
Gross premiums written $ 89,281 $163,260 $ 85,030 $ 103,660 $ 441,231
Net premiums written 82,585 134,373 66,590 83,266 366,814
Net premiums earned 59,464 71,845 62,738 72,410 266,457
Net investment income and net
realized gains 32,319 34,038 35,803 36,315 138,475
Interest income-investments held
by variable interest entity 4,937 9,658 10,033 11,265 35,893
Other income and net realized and
unrealized gains (expense) on
credit derivative products
308 (48) 1,596 740 2,596
Total revenues 97,028 115,493 110,170 120,730 443,421
Losses and loss adjustment
expenses
(1,933) (265) 520 (7,022) (8,700)
Interest expense debt held by
variable interest entity 4,937 9,658 10,033 11,265 35,893
Income before taxes 77,573 90,732 85,119 99,432 352,856
Net income 58,711 67,211 63,563 74,353 263,838
Three months ended
Year
ended
March 31,
2005
June 30,
2005
September
30, 2005
December
31, 2005
December
31, 2005
Gross premiums written $84,404 $131,335 $96,787 $97,676 $410,202
Net premiums written 82,609 113,305 92,331 92,809 381,054
Net premiums earned 52,633 61,907 54,794 55,235 224,569
Net investment income and net
realized gains
27,558 28,389 30,117 31,109 117,173
Other income (expense) 426 90 402 (323) 595
Total revenues 80,617 90,386 85,313 86,021 342,337
Losses and loss adjustment
expenses
(2,611) (3,066) 20,693 3,490 18,506
Income before taxes 71,100 81,377 48,783 70,274 271,534
Net income 53,306 59,992 39,407 53,721 206,426